UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  June 18, 2009

THE QUIGLEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

Kells Building, 621 Shady Retreat Road, P.O. Box 1349 Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On June 18, 2009, Mr. Ted Karkus, the Chairman of the Board of The Quigley Corporation (the “Company”), was appointed as Interim Chief Executive Officer of the Company to temporarily assume the duties and responsibilities of that office while the Board of Directors reviews the Company’s operations and staffing at the executive management level.  This appointment may be terminated by the Board of Directors at any time and is not the subject of any employment agreement.  Mr. Karkus will be compensated for his services as Interim Chief Executive Officer at a rate of $5,000 per week together with the regular benefits routinely provided to senior executives of the Company and reimbursement of the expenses he incurs in connection with discharging his responsibilities as Interim Chief Executive Officer.

Mr. Karkus, age 50, is Chairman of the Board of the Company.  He is the managing member of Forrester Financial, LLC which he founded in 2001.  Forrester is a management consulting firm providing a wide range of services to emerging-growth companies.  Forrester’s services include the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies.  He is the primary investor in all portfolio company financings.  Mr. Karkus has extensive relationships with investment bankers, the media and a network of institutional investors and high net worth individuals.  Mr. Karkus was instrumental in assisting the turn around of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GalaxoSmithKline for over $1.4 billion.  He provided financing, investment bankers, substantial sponsorship and successfully advocated for the restructuring of management.

Mr. Karkus has 25 years of experience in securities and capital markets including 2 years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities and 4 years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors.  Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors.  He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus does not have a family relationship with any director or executive officer of the Company, nor is he a party to any “related person” transactions with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Quigley Corporation

	By:	/s/ Gerard M. Gleeson
Gerard M. Gleeson
Vice President and Chief
Financial Officer

Date: June 18, 2009

2